Exhibit 99.1

Source: Rocky Mountain Chocolate Factory, Inc.
June 30, 2026 09:00 ET

Rocky Mountain Chocolate Factory Appoints Al Harper as Interim Chief Executive Officer and Principal Executive Officer

DURANGO, Colo., June 30, 2026 (GLOBE NEWSWIRE) -- Rocky Mountain Chocolate Factory, Inc. (Nasdaq: RMCF) (the “Company” or “RMCF”), America’s Chocolatier® since 1981, today announced the appointment of former Board member, Al Harper, as Interim Chief Executive Officer and Principal Executive Officer for a 180-day term, effective immediately.

The Board and Executive Leadership Team remain committed to executing the Company’s strategic priorities, supporting franchisees, strengthening operations, and creating long-term value for shareholders. The Company does not anticipate any changes to its strategic direction or day to day operations as a result of this leadership transition.

“We are pleased to welcome Al Harper as Interim Chief Executive Officer,” said Mel Keating, Chairman of the Board of Directors. “Al brings decades of executive leadership experience, a deep understanding of franchising and consumer brands, and a long-standing connection to Rocky Mountain Chocolate Factory and the Durango community. Having previously served on our Board of Directors, he understands our business, franchise system and opportunities for growth. The Board has full confidence in Al’s ability to lead the Company through this next phase. We remain committed to supporting our franchisees, employees, shareholders and guests while continuing to execute our strategic priorities.”

“I am honored by the Board’s confidence and grateful for the opportunity to serve Rocky Mountain Chocolate Factory during this important time,” said Mr. Harper. “Our focus remains on supporting our franchisees and employees, delivering exceptional products and experiences for our guests and executing the Company’s strategic priorities. I look forward to working alongside our talented leadership team, franchise partners and Board of Directors as we continue building on the momentum across our business.”

About Al Harper

Al Harper is a seasoned executive with extensive leadership experience across franchised businesses, consumer brands, and publicly traded companies. Throughout his career, he has served as a chief executive officer, board member and strategic advisor, helping organizations strengthen operations, drive sustainable growth and create long term shareholder value. Mr. Harper previously served on the Rocky Mountain Chocolate Factory Board of Directors and brings a deep understanding of the Company’s business, franchise system and long-standing commitment to the Durango community.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc. is a leading franchisor of premium chocolate and confectionary retail store concept. As America’s Chocolatier®, the Company has been producing an extensive line of premium chocolates and other confectionery products, including gourmet caramel apples since 1981. Headquartered in Durango, Colorado, Rocky Mountain Chocolate Factory is ranked among Entrepreneur’s Franchise 500® for 2026. The Company and its franchisees and licensees operate over 250 Rocky Mountain Chocolate stores across the United States, with several international locations. The Company’s common stock is listed on the Nasdaq Global Market under the symbol “RMCF.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s leadership transition, strategic priorities, business operations, and future performance. These statements are based on management’s current expectations and are subject to risks, uncertainties, and assumptions that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10 K and subsequent Quarterly Reports on Form 10 Q. The Company undertakes no obligation to update any forward-looking statements except as required by law.

Investor Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

RMCF@elevate-ir.com

Media Contact

Raymond Barrett

Director of Marketing

(305) 801-5641

rba rrett@rmcf.net